Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Preliminary Proxy Statement on
Schedule 14A of WaveRider Communications Inc. of our report dated February 7, 2004, except for the second paragraph of Note 1 as to which the date is July 1, 2004, appearing in this Preliminary Proxy Statement. We also consent to the references to our Firm under the headings "Experts" and "Independent Registered Public Accounting Firms" in such Preliminary Proxy Statement.



/s/   Wolf & Company, P.C.
Boston, Massachusetts, U.S.A.

August 10, 2004